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                                                                     EXHIBIT 4.3

                             CERTIFICATE OF TRUST

                                      OF

                            ASTORIA CAPITAL TRUST I


     This Certificate of Trust of Astoria Capital Trust I (the "Trust"), is being duly executed and filed by the undersigned trustee to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.) (the
                                                ---  -           -- ---
"Act").

     (a) Name.  The name of the business trust formed hereby is Astoria Capital
         ----
Trust I.

     (b) Delaware Trustee.  The name and business address of the trustee of the
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Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North,
1100 N. Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811 of the Act.

                              WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee



                              By: /s/ Donald G. MacKelcan
                                  -----------------------
                                  Name: Donald G. MacKelcan
                                  Title: Vice President